Incentive Stock Option Plan

PART l

Definitions

1.1Definitions. In this Plan, the following words and phrases shall have the following meanings:

(a)"Affiliate" means a company that is a parent or subsidiary of the Company, or that is controlled by the same person as the Company;

(b)"Board" means the board of directors of the Company and includes any committee of directors appointed by the directors as contemplated by §3.1;

(c)"Change of Control" includes any of the following circumstances:

(i)there is consummated any amalgamation, consolidation, statutory arrangement, merger, business combination or other similar transaction involving the Company: (1) in which the Company is not the continuing corporation, or (2) pursuant to which any Shares of the Company would be reclassified, changed or converted into or exchanged for cash, securities or other property, other than (in each case) an amalgamation, consolidation, statutory arrangement, merger, business combination or other similar transaction involving the Company in which the holders of the Shares immediately prior to the amalgamation, consolidation, statutory arrangement, merger, business combination or other similar transaction have, directly or indirectly, more than 50% of the shares of the continuing or surviving corporation immediately after such transaction,

(ii)any person or group of persons succeeds in electing a sufficient number of directors of the Company so as to constitute a majority of the directors of the Company following the election, or

(iii)there is consummated a sale, transfer or disposition by the Company of all or substantially all the assets of the Company, provided that an event shall not constitute a Change of Control if its sole purpose is to change the jurisdiction of the Company's organization or to create a holding company, partnership or trust that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before the event;

(d)"Company" means lncubara Capital Corp.;

(e)"Consultant" means an individual or Consultant Company, other than an Employee or Director, that:

(i)is engaged to provide on an ongoing bona fide basis, consulting, technical, management or other services to the Company or to an Affiliate, other than services provided in relation to a distribution of securities;

(ii)provides such services under a written contract between the Company or an Affiliate;

(iii)in the reasonable opinion of the Company, spends or will spend a significant amount of time and attention on the affairs and business of the Company or an Affiliate; and

(iv)has a relationship with the Company or an Affiliate that enables the individual to be knowledgeable about the business and affairs of the Company;

(f)"Consultant Company" means for an individual consultant, a company or partnership of which the individual is an employee, shareholder or partner;

(g)"CSE" means the Canadian Securities Exchange;

(h)"Director" means a director of the Company or any of its subsidiaries;

(i)"Disability" means any disability with respect to an Optionee that the Board, in its sole and unfettered discretion, considers likely to prevent the Optionee from permanently:

(i)being employed or engaged by the Company, an Affiliate or another employer, in a position the same as or similar to that in which he or she was last employed or engaged by the Company or an Affiliate, or

(ii)acting as a director or officer of the Company or an Affiliate, and "Date of Disability" means the effective date of the Disability as determined by the Board in its sole and unfettered discretion;

(j)"Effective Date" has the meaning provided in §2.1;

(k)"Eligible Person" means a bona fide Director, Officer, Employee, or Consultant, or a corporation wholly owned by such Director, Officer, Employee, or Consultant;

(l)"Employee" means:

(i)an individual who is considered an employee of the Company or a subsidiary of the Company under the Income Tax Act (and for whom income tax, employment insurance and CPP deductions must be made at source);

(ii)an individual who works full-time for the Company or a subsidiary of the Company providing services normally provided by an employee and who is subject to the same control and direction by the Company over the details and methods of work as an employee of the Company, but for whom income tax deductions are not made at source; or

(iii)an individual who works for the Company or a subsidiary of the Company on a continuing and regular basis for a minimum amount of time per week providing services normally provided by an employee and who is subject to the same control and direction by the Company over the details and methods of work as an employee of the Company, but for whom income tax deductions need not be made at source;

(m)"Exchange" means the CSE or any other stock exchange on which the Shares are listed for trading;

(n)"Exchange Policies" means the policies, bylaws, rules and regulations of the Exchange governing the granting of options by the Company, as amended from time to time;

(o)"Exercise Price" means the price at which a Share may be purchased by an Optionee pursuant to an Option, as determined by the Board when the Option is granted;

(p)"Expiry Date" means 5:00 pm (Vancouver time) on the day on which an Option expires as specified in the Option Agreement therefor, or in accordance with the terms of this Plan;

(q)"Income Tax Act" means the Income Tax Act (Canada), as amended from time to time;

(r)"Insider" has the meaning ascribed thereto in the Securities Act;

(s)"Investor Relations Activities" means any activities, by or on behalf of the Company or a shareholder of the Company, that promote or reasonably could be expected to promote the purchase or sale of securities of the Company, but does not include:

(i)the dissemination of information provided, or records prepared, in the ordinary course of business of the Company

(A)to promote the sale of products or services of the Company, or

(B)to raise public awareness of the Company, that cannot reasonably be considered to promote the purchase or sale of securities of the Company;

(ii)activities or communications necessary to comply with the requirements of

(A)applicable Securities Laws,

(B)the Exchange, or

(C)the bylaws, rules or other regulatory instruments of any self-regulatory body or exchange having jurisdiction over the Company;

(iii)communications by a publisher of, or writer for, a newspaper, magazine or business or financial publication, that is of general and regular paid circulation, distributed only to subscribers to it for value or to purchasers of it, if

(A)the communication is only through such newspaper, magazine or publication, and

(B)the publisher or writer receives no commission or other consideration other than for acting in the capacity of publisher or writer; or

(iv)activities or communications that may be otherwise specified by the Exchange;

(t)"Option" means the conditional right to purchase Shares at a stated Exercise Price for a specified period of time subject to the terms of this Plan;

(u)"Optionee" means the recipient of an Option under this Plan;

(v)"Officer" means any senior officer of the Company or any of its subsidiaries;

(w)"Plan" means the lncubara Incentive Option Plan, as amended from time to time;

(x)"Securities Act" means the Securities Act (British Columbia), as amended from time to time;

(y)"Securities Laws" means the acts, policies, bylaws, rules and regulations of the securities commissions governing the granting of Options by the Company, as amended from time to time; and

(z)"Shares" means the common shares of the Company without par value;

(aa)“Take Over Bid" means a takeover bid as defined in section 92 of the Securities Act or the analogous provisions of securities legislation applicable to the Company;

(bb)"Termination Date" means:

(i)in the case of the resignation of the Optionee's employment or the termination of the Optionee's consulting or service contract by the Optionee, the date that the Optionee provides notice of the resignation or termination to the Company; or

(ii)in the case of the termination of the Optionee's employment or consulting or service contract by the Company for any reason other than death or disability, the date that the Company delivers written notice of termination of the Optionee's employment or consulting or service contract to the Optionee; or

(iii)in the case of the expiry of a fixed-term employment or consulting or service contract that is not renewed or extended, the last day of the term.

1.2Governing Law. The validity and construction of this Plan is governed by and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

PART 2

ESTABLISHMENT, PURPOSE AND DURATION

2.1Establishment of the Plan. The Company hereby establishes an incentive compensation plan to be known as the lncubara Incentive Option Plan (the "Plan"). The Plan permits the grant of Options to Eligible Persons. The Plan will be adopted and become effective on the date it is approved by the Board (the "Effective Date").

2.2Purpose. The purpose of this Plan is to attract and retain Directors, Officers, Employees and Consultants and to motivate them to advance the interests of the Company by affording them the opportunity to acquire an equity interest in the Company by means of Options granted under this Plan.

2.3Duration of the Plan. The Plan commences as of the Effective Date and remains in effect until terminated by the Board in accordance with this Plan.

PART 3

GRANTING OF OPTIONS

3.1Administration. This Plan is administered by the Board or, if the Board so elects, by a committee (which may consist of only one person) appointed by the Board from its members.

3.2Committee's Recommendations. The Board may accept all or any part of any recommendations of any committee appointed under §3.1 or may refer all or any part thereof back to the committee for further consideration and recommendation.

3.3Board Authority. Subject to the limitations of this Plan, the Board has the authority to:

(a)grant Options to purchase Shares to Eligible Persons;

(b)determine the terms, limitations, restrictions and conditions respecting Option grants;

(c)interpret this Plan and adopt, amend, and rescind such administrative guidelines and other rules and regulations relating to this Plan as it from time to time deems advisable; and

(d)make all other determinations and take all other actions in connection with the implementation and administration of this Plan including, without limitation, for the purpose of ensuring compliance with §7.1 as it may deem necessary or advisable.

3.4Grant of Option. For every Option granted under this Plan, the Board by resolution shall specify the number of Shares to be placed under Option; the Exercise Price to be paid for the Shares upon the exercise of the Option; any applicable hold period; and the term, including any applicable vesting periods required by Exchange Policies or imposed by the Board, during which the Option may be exercised.

3.5Written Agreement. Every Option granted under this Plan will be evidenced by a written Option Agreement between the Company and the Optionee substantially in the form attached hereto as Schedule A, containing any terms and conditions required by Exchange Policies and applicable Securities Laws. All Option Agreements are deemed to incorporate the provisions of the Plan. In the event of any inconsistency between the terms of the Option Agreement and this Plan, the terms of the Plan govern.

3.6Withholding Taxes. If the Company is required under the Income Tax Act or any other applicable law to make source deductions in respect of Employee stock option benefits and to remit to the applicable governmental authority an amount on account of tax on the value of the taxable benefit associated with the issuance of any Shares upon the exercise of Options, then any Optionee who is or is deemed to be an Employee shall:

(a)pay to the Company, in addition to the Exercise Price for the Options, the amount necessary to satisfy the required tax remittance as is reasonably determined by the Company; or

(b)authorize the Company, on behalf of the Optionee, to sell in the market on such terms and at such time or times as the Company determines a portion of the Shares issued upon the exercise of the Options to realize proceeds to be used to satisfy the required tax remittance; or,

(c)make other arrangements acceptable to the Company to satisfy the required tax remittance.

PART 4

RESERVE OF SHARES

4.1Sufficient Authorized Shares to be Reserved. The Board shall reserve a sufficient number of Shares to permit the exercise of any Options granted under this Plan. Shares that were the subject of any Option that has lapsed or terminated will returned to the Plan and will be eligible for re-grant as Options under the Plan.

4.2Maximum Number of Shares Reserved. The maximum aggregate number of Shares that may be reserved for issuance under the Plan at any time is 10% of the issued and outstanding Shares at the time Shares are reserved for issuance as a result of the grant of an Option, less any Shares subject to option under all other stock options, stock option plans, employee stock purchase plans or any other compensation or incentive mechanisms involving the issuance or potential issuance of Shares.

4.3Limitations on Shares Available for Issuance. Unless authorized by the shareholders of the Company in accordance with applicable Securities Laws, the number of Options that may be granted to persons performing Investor Relations Activities, associated consultants, officers, and directors of the Company or any of their permitted assigns may restricted under applicable Securities Laws and Exchange rules and policies.

PART 5

CONDITIONS GOVERNING THE GRANTING AND EXERCISING OF OPTIONS

5.1Exercise Price. The Board shall set the Exercise Price of an Option at the date of grant in accordance with applicable rules of the Exchange.

5.2Exercise Price if Public Distribution. If any Options are granted within 90 days of a public distribution by prospectus, then the minimum Exercise Price will be the price per share paid by the investors for Shares acquired under the public distribution. The 90 day period will commence on the date the Company is issued a final receipt for the prospectus.

5.3Termination of Option. Unless the Board determines otherwise, Options will terminate in the following circumstances:

(a)Termination of Services For Cause. If the engagement of the Optionee as a Director, Officer, Employee or Consultant is terminated for cause (as determined by common law), any Option granted hereunder to that Optionee will terminate and cease to be exercisable immediately upon the date on which the Optionee receives notice of termination for cause;

(b)Termination of Services Without Cause or Upon by Resignation. If the engagement of the Optionee as a Director, Officer, Employee or Consultant of the Company is terminated for any reason other than cause (as determined by common law), disability or death, or if the Director, Officer, Employee, or Consultant resigns, as the case may be, the Optionee may exercise any Option granted hereunder to the extent that the Option was exercisable and had vested on the date of termination until the date that is the earlier of (i) the Expiry Date, and (ii) the date that is 90 days after the effective date of the Optionee ceasing to be a Director, Officer, Employee or Consultant for such a reason or because of the Optionee's resignation;

(c)Death. If the Optionee dies, the Optionee's lawful personal representatives, heirs or executors may exercise any Option granted hereunder to the Optionee to the extent the Option was exercisable and had vested on the date of death until the earlier of (i) the Expiry Date, and (ii) one year after the date of death of the Optionee;

(d)Disability. If the Optionee ceases to be an Eligible Person due to his or her Disability, or, in the case of an Optionee that is a company, the Disability of the person who provides management or consulting services to the Company or to an Affiliate, the Optionee may exercise any Option granted hereunder to the extent that the Option was exercisable and had vested on the Date of Disability until the earlier of (i) the Expiry Date, and (ii) the date that is one year after the Date of Disability; and

(e)Changes in Status of Eligible Person. If the Optionee ceases to be one type of Eligible Person but concurrently is or becomes one or more other type of Eligible Person, the Optionee's Options will not terminate but will continue to be valid and the Optionee may exercise the Option until the earlier of (i) the Expiry Date, and (ii) the applicable date set forth in §5.3(a) to §(d) above where the Optionee ceases to be any type of Eligible Person. If the Optionee is an Employee, the Option will not be affected by any change of the Optionee's employment where the Optionee continues to be employed by the Company or an Affiliate.

5.4Assignment. No Option granted under this Plan or any right thereunder or in respect thereof is transferable or assignable otherwise than as provided for under §S.3(c).

5.5Manner of Exercise. An Optionee who wishes to exercise his or her Option, in its entirety or any portion thereof, may do so by delivering:

(a)a notice of exercise in substantially the form attached as Schedule B hereto to the Company specifying the number of Optioned Shares being acquired pursuant to the Option; and

(b)cash, a certified cheque or a bank draft payable to the Company for the aggregate Exercise Price for the Optioned Shares being acquired plus any tax withholding amount required to be paid by the Optionee under §3.6.

5.6Subsequent Exercises. If an Optionee exercises only a portion of his or her aggregate Options, the Optionee may from time to exercise part or all of the remaining Option until their expiry of termination.

PART 6

CHANGES IN OPTIONS

6.1Share Consolidation or Subdivision. In the event that the Shares are subdivided or consolidated, the number of Shares reserved for option and the price payable for any Shares that are then subject to option will be adjusted accordingly.

6.2Stock Dividend. In the event that the Shares are changed as a result of the declaration of a stock dividend thereon, the number of Shares reserved for option and the price payable for any Shares that are then subject to option may be adjusted by the Board to such extent as it deems proper in its absolute discretion.

6.3Effect of a Take-Over Bid. If a Take Over Bid is made to the shareholders of the Company generally then the Company shall immediately upon receipt of notice of the Take Over Bid, notify each Optionee currently holding an Option of the Take Over Bid, with full particulars thereof whereupon the Option, notwithstanding any outstanding vesting requirements, will become vested in full and exercisable in whole or in part by the Optionee, subject to any required Exchange approval. The Board may also in its discretion declare that the Expiry Dates for the exercise of all unexercised Options granted under this Plan are accelerated so that all Options must either be exercised or they will expire prior to the date upon which Shares must be tendered pursuant to the Take Over Bid.

6.4Effect of a Change of Control. If a Change of Control occurs, Options granted and outstanding that are subject to vesting provisions will be deemed to have immediately vested upon the occurrence of the Change of Control, subject to Exchange policies.

6.5Other Stock Exchange Listing. If the Company applies or intends to apply for listing on a stock exchange other than the CSE and, based on the policies and requirements of the other stock exchange, the Company believes that any or all Options granted hereunder will not be accepted or approved by the other stock exchange, then the Company may, in its sole discretion, immediately cancel any or all outstanding Options to meet the listing requirements of the other stock exchange. The Company shall not owe any compensation to an Optionee whose Options are cancelled pursuant to this §6.5.

6.6Approval and Cancellation. In the event that approval from the CSE or other stock exchange, as applicable, is not received for the grant of any Options hereunder, then the Company may, in its sole discretion, immediately cancel any or all outstanding Options for which approval is not obtained. The Company shall not owe any compensation to an Optionee whose Options are cancelled pursuant to this §6.6.

PART 7

SECURITIES LAWS AND EXCHANGE POLICIES

7.1Securities Laws and Exchange Policies Apply. The grant of Options and the issue of Shares by the Company pursuant to the exercise of Options are subject to the terms and conditions of the Plan and compliance with all applicable Exchange Policies and Securities Laws with respect to the granting of such Options and the issuance and distribution of the Shares. Optionees must comply with all applicable Exchange Policies and Securities Laws and must furnish to the Company any information, reports, or undertakings required to comply with, and to fully cooperate with the Company in complying with applicable Exchange Policies and Securities Laws.

PART 8

AMENDMENT

8.1Board Power to Amend. The Board may, by resolution, amend, suspend, terminate or discontinue the Plan, except that no general amendment or suspension of the Plan will, without the prior written consent of the affected Optionee, alter or impair any Option previously granted under the Plan, unless the alteration or impairment occurred as a result of a change in the Exchange's policies or from the transfer of the Company's listing to a different stock exchange.

8.2Exchange Approval. Any amendment to this Plan or Options granted pursuant to this Plan is subject to receipt of any required approvals of the Exchange or shareholders or both.

PART 9

GENERAL

9.1Other Arrangements. Nothing contained herein prevents the Board from adopting other or additional compensation arrangements, subject to obtaining any required approvals.

9.2Employment and Services. The grant of Options under this Plan does not confer upon the Optionee any right to office, employment or as a service provider with the Company, or interfere in any way with the right of the Company to lawfully terminate the Optionee's office, employment or service at any time pursuant to the arrangements pertaining to same. Participation in the Plan by an Optionee is voluntary.

9.3Not Part of Ordinary Compensation. The Plan is apart from ordinary compensation payable to an Optionee for his or her services or employment, and nothing contained in the Plan will operate to increase damages from wrongful termination of an Optionee.

9.4No Rights as Shareholder. An Optionee has no rights as a shareholder with respect to Shares covered by an Option grant until the Option has been duly exercised and the underlying Shares issued to the Optionee.

9.5No Representation or Warranty. The Company makes no representation or warranty regarding the future market value of the Shares issued in accordance with the provisions of the Plan or regarding the effect of the Income Tax Act or any other taxing statute governing the Options or the Shares issuable thereunder or the tax consequences to an Optionee.

9.6No Fettering of Discretion. The awarding of Options under this Plan is a matter to be determined solely in the discretion of the Board. This Plan does not fetter or constrain the Board with regard to the issuance of Shares or any other securities in the capital of the Company other than as specifically provided for in this Plan.